Exhibit 3.114

4567 1147

CERTIFICATE OF FORMATION
OF
HOLLY HILL HOSPITAL, LLC

Pursuant to the provisions of §48-203-102 of the Tennessee Limited Liability Company Act, the undersigned hereby submits the following statement.

1. The limited liability company will be formed at 11:59 p.m. on September 30, 2005.

Signature Date: September 28, 2005

HOLLY HILL HOSPITAL, LLC

John J. Fadetta, Jr., Authorized Person